UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 26, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2018, DPW Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (“Agreement”) to sell and issue a 12% Note (the “Note”) and a warrant to purchase shares of common stock (the “Warrant”) to an accredited investor (the “Investor”). As described further below, the Note has been issued at a 10% original issue discount. Under the terms of the Warrant, up to 300,000 shares of common stock may be purchased at a purchase price of $1.15 per share, subject to adjustments, if the Note is paid in full on or before May 23, 2018, or up to 450,000 shares of common stock, if the Note is paid by June 22, 2018. The Company has agreed to register the shares of common stock underlying the Warrant under the Securities Act of 1933.

Description of the 12% Note

The Note is in the principal amount of $1,000,000 and was sold for $900,000, bears interest at 12% simple interest on the principal amount, and is due on June 22, 2018 (the “Due Date”). Interest only payments are due, in arrears, on a monthly basis commencing on April 23, 2018. The Note is unsecured by any assets of the Company but is guaranteed by the Company’s Chief Executive Officer pursuant to a Guaranty Agreement of even date.

The Note contains standard and customary events of default including, but not limited to failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. In the event of late payment or default, without further notice to the Company, interest on the outstanding amount of the Note shall begin to accrue at the rate of 18% per annum on the due date of the missed payment until the Company pays the late interest payment or the amount due under the Note.  In addition, an additional $100,000 to the principal amount of the Note if it is paid by June 22, 2018. The Note is not convertible.

Description of the Warrant

The Warrant entitles the holder to purchase shares of common stock at a purchase price of $1.15 per share for a period of five years subject to certain beneficial ownership limitations. The Warrant is exercisable six months after the issuance date. The exercise price of the Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

The foregoing are only brief descriptions of the material terms of the Agreement, Note, the Warrant and the Guaranty Agreement, the forms of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Convertible Note and the Warrant described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: March 26, 2018	/s/ William Horne
William Horne Chief Financial Officer